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EXHIBIT 16.1 TO FORM 8-K

October 4, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

        We have read Item 4 of Form 8-K dated October 4, 2002, of Cimarex Energy Co. and are in agreement with the statements contained in the second and fifth paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP
Tulsa, Oklahoma

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  EXHIBIT 16.1 TO FORM 8-K